EXHIBIT 23
Consent of Moss Adams LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Oregon Pacific Bancorp 2004 Amended Dividend Reinvestment Plan Prospectus dated November 19, 2004, on Form S-3 of our Auditors’ Report included in the Oregon Pacific Banking Company Form 10-K for the fiscal year ended December 31, 2003.

We hereby further consent to the reference to our firm under the caption “Accounting and Audit Matters” in the Registration Statement.

/s/

Portland, Oregon
November 11, 2004